Exhibit 99.1

Hiru Corporation (OTC: HIRU) SALE OF PREFERRED SHARES COMPLETED
MATERIAL EVENT CHANGES AND NEW OFFICERS AND DIRECTORS

Hiru Corp Jul. 29, 2024 (OTCPINK: HIRU), www.otchiru.com

HIRU management is providing the following board resolutions and a simplified material events update(s) on OTC Markets:. A more detailed disclosure will follow shortly and be filed with the SEC in accordance with the rules.

1. The HIRU board accepts the resignation of:

• Vladislav Duba on his position as CEO

• Irina Veselinovic on her position as CFO

• Sasa Vasiljevic on his position as Chairman.

2. The board accepts and appoints:

• Khalid Nasser A.S. Al-Thani on a position as Chairman and CEO

• James Peter Thorp will assume the position of CFO

• Ian Charles Thorp will assume the position of COO

• Irina Veselinovic will remain as the interim Director in a capacity of Secretary

3.  The board accepts the stock purchase agreement by and between Sasa Vasiljevic HIRU preferred shareholder, and Sihem Chakroun Ep Bou Ali new preferred shareholder of Class A 5 Million preferred shares of Hiru Corporation, executed on or about July 26 2024.

4.  The board accepts a resolution to notify the transfer agent, the State of Georgia, and OTC immediately about this material event change in control.

5.  Hiru’s new management has reached an understanding with current operating entities subsidiaries) namely:

1.  Mining Business in Africa

2.  Gold Trading / Processing (United Arab Emirates (Dubai)

3.  Freight & Warehouse services

to remain in HIRU undisturbed by this new management and control block ownership change. This will allow the new management ample time to evaluate the operations of these businesses. New managements will review these operating companies and shortly decide if they fit the new management narrative vision and goals. The short 30–45-day evaluation period will allow the new management to review the financial needs of each entity and what it will take for them to reach “full throttle mode”. In the event the new management is unwilling to facilitate the required financing of the operating subsidiaries Hiru management will start divesting these holdings and bringing other operating mining companies and assets into HIRU.

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6. The HIRU management, notwithstanding the outcome of the financing arrangements of the current operations intends in any event to expand its mining holdings in HIRU as a holding company conglomerate.

7. The management is using this opportunity to remind its followers that the company is the subject of certain cyber bullying and was made aware of certain X (Twitter) posters manipulating certain images and disseminating false and misleading information.

8.  The company reminds its followers to only rely on official company information posted on its corporate web site www.otchiru.com and thes official filings of OTC Markets and SEC.

9.  The new management is in the process of relocating its HIRU corporate head quarters to New York New York financial district followed by an update on the OTC platform:

More details will follow shortly.

No Recommendations, Offerings, Advice, or Solicitation

Nothing on this website should be construed as, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy or hold, an interest in any security or investment product. Investments in investment products managed or sponsored by HIRU Corporation or its affiliates, are available only to clients with whom HIRU Corporation has an existing relationship, and that are both "accredited investors" and "qualified purchasers," as such terms are defined under Federal Securities laws. Information about investing in funds managed by or affiliated with HIRU Corporation is only available in the form of Private Placement Memoranda and other offering documents which are provided to qualified prospective investors as defined under the Federal Securities laws. HIRU Corporation does not offer any investment products to the general public

Forward-Looking Statements

This website contains certain statements, estimates and projections that are "forward-looking statements." All statements other than statements of historical fact on this website are forward-looking statements and include statements and assumptions relating to plans and objectives of management for future operations or economic performance; conclusions and projections about current and future economic and political trends and conditions; and targeted financial results and results of operations. These statements can generally be identified using forward-looking terminology including "may," "believe," "will," "expect," "anticipate," "estimate," "continue", "rankings," “intend,” “outlook,” “potential,” or other similar words. HIRU Corporation does not make any guarantees, representations or warranties (express or implied) about the accuracy of such forward-looking statements. Forward-looking statements involve certain risks, uncertainties, and assumptions and other factors that are difficult to predict. Readers are cautioned that actual results of the investments referenced in this website could differ materially from forward-looking statements; and readers of this website are cautioned not to view forward-looking statements as actual results or place undue reliance on forward-looking statements.

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